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                                                                   EXHIBIT 10.44

                                   APPENDIX I

This Appendix constitutes the UK Part of the Countrywide Credit Industries, Inc 2000 Equity Incentive Plan. The Terms of the UK Part are as follows:

                                    SECTION A

1.       INTERPRETATION

(1) The following words and expressions have the following meanings except where the context otherwise requires:-

         "Acquisition Price"        the price, as determined by the Committee,
                                    at which each Share subject to an Option may be acquired on the exercise of that Option which must not be less than the Fair Market
                                    Value of a Share at the Date of Grant and, if the Option relates to unissued Shares, its nominal value, if greater.

                                    The Acquisition Price may be varied under
                                    Section 10 (if there is a variation in share capital of the Company) and, if Section 12 has been applied (if there is an exchange of options following a change of control of the Company or the compulsory purchase of a minority interest), the "Acquisition Price" shall be the price for the acquisition of a share in the company whose shares are subject to Options pursuant to Section 12;

         "Approval"                 approval of Section A as a share option
                                    scheme under Schedule 4 of ITEPA;

         "Date of Grant"            the date on which an Option is granted under
                                    Section 3;

         "Employment"               employment as

                                    (a)      an employee of the Company or a
                                             Subsidiary; or

                                    (b)      a director of the Company or a
                                             Subsidiary who is required to
                                             devote substantially the whole of
                                             his working time, not being less
                                             than 25 hours per week, excluding
                                             meal breaks to the performance of
                                             his duties;

         "Fair Market Value"        (a) where the Shares are not listed on the
                                    New York Stock Exchange an amount equal to the market value of a Share determined in accordance with Part VIII

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                                    of the Taxation of Chargeable Gains Act 1992
                                    agreed in advance of the Date of Grant for the purposes of the UK Part with the Share Valuation Division of the Inland Revenue; or

                                    (b) where the Shares are listed on the New
                                    York Stock Exchange, the average of the high and the low quotations of a Share as at the Date of Grant as derived from the official list of the New York Stock Exchange;

         "Group"                    the Company and its Subsidiaries;

         "ICTA 1988"                Income and Corporation Taxes Act 1988;

         "Issue or Reorganisation"  any variation in the capital of the Company arising from or in connection with a
                                    capitalisation issue (whether made pursuant to an enhanced scrip dividend arrangement or otherwise) or an offer to the holders of Shares or a subdivision, consolidation, reduction or other variation of share capital;

         "ITEPA"                    Income Tax (Earnings and Pensions) Act 2003;

         "Participant"              any individual who has been granted an
                                    Option including, if relevant, his legal personal representatives;

         "Revenue Limit"            Pound Sterling 30,000 or such other amount
                                    as may from time to time be the appropriate limit of the purpose of paragraph 6 of
                                    Schedule 4;

         "Schedule 4"               Schedule 4 to ITEPA;

         "Share" an ordinary share in the capital of the Company which satisfies the conditions of paragraphs 16 to 20 of Schedule 4;

         "Subsidiary"               a company which is a subsidiary of the
                                    Company within the meaning of Section 736 of the Companies Act 1985;

         "Vesting Date"             Such date or dates specified by the
                                    Committee at the Date of Grant on which an Option (or part of an option) can first be exercised.

(2) Other words or expressions, so far as not inconsistent with the context, shall have the same meaning as in Schedule 4.

(3) In the event of any conflict between this Appendix and the rules of the Plan, in respect of options granted under the UK Part this Appendix shall prevail.

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(4)      Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

(5) Any reference, express or implied, to an enactment includes references to:

         (a) that enactment as amended, extended or applied by or under any other enactment; and

         (b) any enactment which that enactment re-enacts (with or without modification).

2.       ELIGIBILITY

(1) No person is entitled as of right to participate in the UK Part of the Plan. The Committee may extend participation from time to time to any person holding Employment and shall decide the extent of the participation.

(2) No person shall be granted an Option if he is precluded from participating in the UK Part of the Plan by paragraph 9 of Schedule 4.

3.       GRANT OF OPTIONS

(1) The Committee may adopt any procedure for granting or procuring the grant of Options. The form for the time being of any Option certificate or other document shall be determined by the Committee subject to the approval of the Inland Revenue.

(2) Options may be granted by deed at the Acquisition Price. A single deed of grant may be executed in favour of any number of persons.

(3) The Date of Grant of an Option shall be the day on which the deed granting the Option is executed, or such later date as may be specified in the deed.

(4) An Optionee may, with the consent of the Committee, renounce the Option, in whole or in part, within 30 days of the Date of Grant and, to the extent renounced, the Option shall be treated as if it had never been granted.

(5) No Option may be granted under Section A until Approval has been obtained.

(6) As soon as practicable after an Option has been granted an Option certificate shall be sent to the Participant. The deed of grant shall be retained and may be inspected by any Participant entitled under it.

(7) An Option shall constitute a contract between the Company and the Participant incorporating the provisions of the Plan so far as relevant.

4.       PROHIBITION ON ASSIGNMENT

         No Option granted under the Plan may be transferred, assigned, charged or otherwise alienated (without prejudice to any right of a person's legal personal representatives to exercise the Option following death).

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5.       LIMIT ON ISSUE OF NEW SHARES

         The total number of Shares that may be issued under the Plan, including the UK Part, shall not exceed the number set forth in the Plan. In the event of an Issue or Reorganisation, this number of Shares may be adjusted in such manner as the Committee decides.

6.       LIMIT ON PARTICIPATION

(1) The aggregate market value of Shares which an Optionee may acquire in pursuance of rights obtained under the Scheme or under any other share option scheme approved under Schedule 4 established by the Company or by any associated company (within the meaning of paragraph 35 of Schedule 4) of the Company (and not exercised), such aggregate market value being determined at the time the rights are obtained, shall not exceed the Revenue Limit.

(2) For the avoidance of doubt, the number of Shares in any Option shall, where necessary, be limited and take effect as that number which ensures that the Revenue Limit is not exceeded.

7.       EXERCISE OF OPTION

(1) Subject to Section 7(3) and (4), an Option shall be capable of being exercised, unless the Option has lapsed, at any time following the earliest of:

         (a) the third anniversary of the Date of Grant or such other Vesting Dates as specified by Committee;

         (b) the Optionee ceasing to be in Employment by reason of disability, redundancy (within the meaning of the Employment Rights Act 1996) or retirement at any other age at which the Optionee is bound to retire in accordance with the terms of his contract of employment;

         (c) the Optionee ceasing to be in Employment by reason of the Subsidiary by which he is employed ceasing to be within the Group or by reason of the transfer or sale of the undertaking or part of the undertaking in which he is employed to a person who is not within the Group;

         (d) the occurrence of the circumstances permitting the exercise of Options specified in Section 12.

(2) An Option shall, unless the Option has lapsed, be capable of being exercised following the Optionee's death.

(3) An Option may not be exercised by an Optionee at any time when he is ineligible to participate in the Scheme by virtue of paragraph 9 of
         Schedule 4.

(4) An Optionee shall not be treated for the purposes of Sections 7, 8, or 9 as ceasing to be in Employment until such time as he is no longer a director or employee of any company within the Group and a female Participant who ceases Employment by reason of pregnancy or confinement and who is entitled to exercise and subsequently exercises her statutory right (or any corresponding contractual right) to return to work before exercising an Option shall be treated for those purposes as not ceasing to be in Employment.

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8.       LAPSE OF OPTION

         Unless provided otherwise elsewhere in the Sections, an Option shall lapse to the extent that it has not been exercised (whether or not it became exercisable) by the earliest of:

         (a)      the tenth anniversary of the Date of Grant;

         (b) the expiry of twelve months from the date on which the Optionee ceases to he in Employment by reason of death, disability, redundancy (within the meaning of the Employment Rights Act 1996) or retirement at any other age of which the Optionee is bound to retire in accordance with the terms of his contract of employment;

         (c) the expiry of six months from the date on which the Optionee ceases to be in Employment by reason of the Subsidiary by which he is employed ceasing to be within the Group or the transfer or sale of the undertaking or part of the undertaking in which he is employed to a person who is not within the Group;

         (d) the date on which the Optionee ceases to be in Employment by reason of Cause;

         (e) the expiry of three months from the date on which the Optionee ceases to be in Employment in any circumstances other than those referred to in sub-paragraphs (b), (c) and (d) of this paragraph;

         (f) the date on which an Optionee enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him.

9.       CESSATION OF EMPLOYMENT - SPECIAL CIRCUMSTANCES

         If an Option would lapse at the end of any period specified in Section 8 following the cessation of the Participant's Employment the Committee may, at least three months prior to the end of that period, defer the lapse of his Option until the end of such longer period as it may determine, provided that Options shall not be exercisable after the tenth anniversary of the Date of Grant.

10.      MANNER OF EXERCISE AND ISSUE OR TRANSFER OF SHARES

(1) An Option may be exercised by the Participant giving notice of exercise in a form approved by the Committee to the Company accompanied by the relevant option certificate and payment of the total Acquisition Price of the Shares in respect of which the Option is exercised (or an agreement to provide such monies pursuant to arrangements acceptable to the Company).

(2) An Option may be exercised in whole or in part and, in the event of an Option being exercised in part the Committee may call in or cancel any outstanding option certificate and furnish the Participant with details of the date on which the Option was last exercised and the number of Shares outstanding under the Option. The Committee may determine at the Date of Grant that the Option may only be exercised in respect of a reasonable minimum number of Shares and/or in respect of a multiple of any round number of Shares, or in respect of the balance of Shares outstanding in the Option.

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(3)      Shares in respect of which the Option has been exercised shall be allotted or transferred within 30 days of the date of exercise.

(4) Shares issued under the Plan will rank pari passu in all respects with issued Shares of the same class. However, they will not be entitled to any rights attaching to Shares by reference to a record date prior to the date of allotment of Shares pursuant to the exercise of the Option prior to the date of exercise of the Option.

(5) Each Option granted under this Appendix is subject to the condition that an exercise of the Option shall not be valid unless the Participant has, in addition to complying with the other requirements of this Appendix, paid to the member of the Group which is (or, in the case of an Optionee no longer employed by the Group, was) his employer, or otherwise provided for (in a manner satisfactory to that member of the Group), an amount equal to the income tax and/or primary Class 1 National Insurance Contributions, if appropriate (or local equivalent in jurisdictions other than the United Kingdom) which any member of the Group may be required to pay by reason of that exercise and any secondary Class 1 National Insurance Contributions that the Participant has agreed to pay.

(6) Without limitation to (1) above, the Company or any member of the Group which is an Optionee's employer may withhold any amount and make such arrangements as it considers necessary to meet any liability of the Optionee to taxation or social security contributions in respect of the grant, exercise or cancellation of options (or otherwise from benefits delivered under this Scheme). These arrangements may include the sale of any shares on behalf of an Optionee, unless the Optionee discharges the liability himself.

11.      ISSUE OR REORGANISATION

(1)      In the event of any Issue or Reorganisation:

         (a)      the number of Shares comprised in an Option; and/or

         (b)      the Acquisition Price under an Option

         may be adjusted in such manner as the Committee decides, with the prior approval of the Inland Revenue.

(2)      If an Option relates to unissued Shares an adjustment under paragraph
         (1) above may reduce or further reduce the Acquisition Price below the nominal value of a Share if:

         (a) a part of the reserves of the Company equal to the difference between the adjusted Acquisition Price and the nominal value of the Shares concerned ("Relevant Amount") is capitalised when the Option is exercised so as to pay up the Relevant Amount; and

         (b)      the Company has sufficient reserves available.

(3) The Committee may notify Participants of any adjustments made under this Section 11 and may call in, cancel, endorse, issue or reissue any option certificate or deed of grant following an adjustment.

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12.      TAKEOVER, RECONSTRUCTION AND VOLUNTARY WINDING-UP OF THE COMPANY

(1) Upon the occurrence of a Corporate Change an Optionee may, subject to the provisions of Section 8, be entitled to exercise his Option.

(2) For the purposes of Options granted under this Part, the word "merger" in the Plan shall mean a transaction whereby any company:

         (a) obtains Control (as defined for the purposes of this Section 12 in Section 840 of ICTA) of the Company as a result of making:

                  (i) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

                  (ii) a general offer to acquire all the shares in the Company which are of the same class as the Plan shares; or

         (b) obtains Control of the Company in pursuance of a compromise or arrangement under local law similar to Section 425 of the Companies Act 1985 (schemes of arrangement); or

         (c) becomes bound or entitled to acquire Shares under local law similar to Sections 428 to 430F of the Companies Act 1985 (compulsory purchase of minority interests).

         but, for the avoidance of doubt, any merger that is a "Non-Control Transaction" in the terms of the Plan does not give rise to a right to exercise an Option.

13.      AMENDMENT TO PLAN SECTIONS AND ADDITIONAL SECTIONS

(1) Subject to paragraph (3) and (4) below the Committee may by resolution at any time amend this Part in any respect except that any amendment made when the Scheme is approved under Schedule 4 shall not have effect until approved by the Inland Revenue.

(2) No amendment shall be made under paragraph (1) which would abrogate or materially affect adversely the subsisting rights of an Optionee unless it is made with his written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the By-laws of the Company.

(3) No amendment to the advantage of Optionees (except for an amendment which could be included in an additional section adopted under paragraph (2) above) may be made to:

         (a)      the persons to whom Options may be granted under the Plan;

         (b) the limitations on the number of Shares which may be issued under the Plan;

         (c)      the determination of the Acquisition Price;

         (d) the rights of Optionees in the event of an Issue or Reorganisation;

         (e)      the terms of this paragraph 13(3);

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         without the prior approval by ordinary resolution of the Company in general meeting except in the case of a minor amendment to benefit the administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan, the Company, or any subsidiary.

14.      DISAPPLICATION OF PLAN RULES

         The following sections of the Plan shall not apply to the UK Part:

         (a) section 6.4;

         (b) section 6.6;

         (c) section 6.7;

         (d) section 8.2; and

         (e) section 9.2.

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                                    SECTION B

1. Subject as specified below, this Section shall incorporate all the provisions of Section A set out above.

2. This Section shall not be approved by the Inland Revenue under Schedule 4 to ITEPA 2003. Accordingly, the definitions of "Approval", "Revenue Limit" and "Schedule 4" shall not apply and references in Section A to these definitions and, in particular, Rule 7(1) shall have no effect, and any provision which would otherwise require Inland Revenue approval to be obtained or which is otherwise referable solely to Inland Revenue requirements shall not apply.

3. Notwithstanding any provision of Section A, an Option granted under Section B shall lapse to the extent that it has not been exercised (whether or not it became exercisable) or cancelled on the expiry of ten years following the Date of Grant.

4. The Committee shall designate whether an Option is granted under Section A or B.

5. The Committee may determine that any Option granted under Section B shall be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, regulations or practice which may have application to the Optionee, Company or any Subsidiary. In particular the Committee may:

         (1) require an Optionee to make such declarations and take such other action (if any) as may be required under, or as may be expedient or desirable for any purpose of, securities, tax or other law; and

         (2) adopt supplemental rules governing the granting of Options to, and the exercise of Options by, an Optionee as may be required under, or as may be expedient or desirable for any purpose of, local securities, tax or other law, but any modification and/or the adoption of supplemental rules shall be subject to Rule (13(2)) of Section A.

6.       (1)      Each Option granted under this Section B is subject to the condition that an exercise of the Option shall not be valid unless the Participant has, in addition to complying with the other requirements of this Section B, paid to the member of the Group which is (or, in the case of an Optionee no longer employed by the Group, was) his employer, or otherwise provided for (in a manner satisfactory to that member of the Group), an amount equal to the income tax and/or primary Class
                  1 National Insurance Contributions, if appropriate (or local equivalent in jurisdictions other than the United Kingdom) which any member of the Group may be required to pay by reason of that exercise.

         (2) Without limitation to (1) above, the Company, any member of the Group which is an Optionee's employer may withhold any amount and make such arrangements as it considers necessary to meet any liability of the Optionee to taxation or social security contributions in respect of the grant, exercise or cancellation of options (or otherwise from benefits delivered under this Scheme). These arrangements may include the

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                  sale of any shares on behalf of an Optionee, unless the
                  Optionee discharges the liability himself.

         (3)      The grant of the option constitutes the agreement of the
                  Optionee:

                  (i) to allow the employer to recover (whether by deduction or otherwise) the whole of any secondary class I national insurance contributions payable in respect of a gain that is treated as remuneration derived from the Participant's employment by virtue of section 4(4)(a) of the Social Security and Benefits Act 1992, such agreement being an agreement for the purpose of paragraph 3A(2) of Schedule 1 to that Act; and

                  (ii) to make and join in the making at any time if the Company so requests, of an election under paragraph 3B(1) of Schedule 1 to that Act,

                  and the grant of the option irrevocably constitutes the Company as the attorney of the Participant, by way of security, for its purposes of the Powers of Attorney Act 1971 for the purpose of making and joining in any such election.